Exhibit 10(e)(1)

FIRST AMENDMENT DATED FEBRUARY 1, 2001 TO BASE GAS PURCHASE AGREEMENT DATED MARCH 31, 1999 BETWEEN NORTHEAST OHIO GAS MARKETING, INC., AND ATLAS ENERGY GROUP, INC., ATLAS RESOURCES, INC., AND RESOURCE ENERGY, INC.